EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Chemical Financial Corporation

We consent to the incorporation by reference in the registration statement (No. 333‑217834) on Form S-3, and (Nos. 333-133962, 333-157569, 333-166377, 333-181140, 333-202555, 333-203742, 333-210520, 333-217836, and 333-217837) on Form S-8 of Chemical Financial Corporation of our reports dated February 28, 2018, with respect to the consolidated statements of financial position of Chemical Financial Corporation as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Chemical Financial Corporation.

/s/ KPMG LLP

Detroit, Michigan
February 28, 2018